                                                                    EXHIBIT 23.7



                   CONSENT OF U.S. BANCORP PIPER JAFFRAY INC.

We hereby consent to the inclusion in the Registration Statement on Form S-4 of Guidant Corporation ("Guidant") relating to the proposed merger of CardioThoracic Systems, Inc. with and into a wholly owned subsidiary of Guidant, of our opinion letter, dated August 30, 1999, appearing as Annex D to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under
Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



By /s/ U.S. Bancorp Piper Jaffray
     ________________________________
     U.S. Bancorp Piper Jaffray Inc.

Minneapolis, Minnesota
Dated:  October 14, 1999